FIRSTAR INVESTMENT RESEARCH & MANAGEMENT COMPANY, LLC
                                 CODE OF ETHICS


This Code of Ethics has been adopted by Firstar Investment Research & Management Company, LLC (FIRMCO) in compliance with section 204A and rule 204-2(a)(12) of the Investment Advisers Act of 1940 (the "Act") as well as rule 17j-1 of the Investment Company Act of 1940 (the "40 Act") to establish standards and procedures to ensure persons having knowledge of the investments and investment intentions of FIRMCO's clients uphold their fiduciary duties to the firm's clients. This Code is also intended to establish procedures reasonably designed to prevent the misuse of material, nonpublic information by FIRMCO or any person associated with FIRMCO.

I.   Objective

No employee of FIRMCO shall use any information concerning investments or investment intentions of our clients, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interest of our clients. All investments and investment practices of FIRMCO employees involving a possible conflict of interest should be avoided so as to prevent any impairment of a person's ability to be disinterested in making investment decisions on behalf of FIRMCO clients. No employee shall use material inside information in connection with any decision or recommendation to purchase or sell any security, and no employee shall engage in transactions which violate federal or state securities laws. FIRMCO encourages its employees to utilize FIRMCO advised common trust funds or mutual funds, other open-end mutual funds or other exempt securities for the investment of personal assets.

II.  Definitions (as used in this Code)

     A. "Beneficial Ownership" means any interest by which an employee or any member of his or her immediate family sharing the same household can directly or indirectly derive a monetary benefit from the purchase or sale or ownership of a security. As a general matter, "beneficial ownership" will be attributed to an employee in all instances where the person (i) possesses the ability to purchase or sell the security (or the ability to direct the disposition of the security); (ii) possesses the voting power (including the power to vote or to direct the voting) over such security; or (iii) receives any benefits substantially equivalent to those of ownership.

          Although the following is not an exhaustive list, a person generally would be regarded to be the beneficial owner of the following:

          1.   securities held in the person's own name;

          2. securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

          3. securities held by a bank or broker as a nominee or custodian on such person's behalf or pledged as collateral for a loan;

          4. securities held by members of the person's immediate family sharing the same household ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

          5. securities held by a relative not residing in the person's home if the person is a custodian, guardian, or otherwise has controlling influence over the purchase, sale, or voting of such securities;

          6. securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

          7. securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

          8. securities held by a general partnership or limited partnership in which the person is a general partner; and

          9. securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

          Any uncertainty as to whether an employee beneficially owns a security should be brought to the attention of the Compliance Officer.


     B. "Employee" means any officer, member of the Board of Managers or employee of FIRMCO.

     C. "Personal Account" means any and all accounts of which an employee is a beneficial owner.

     D. "Purchase or sale of a security" includes, among other things, an option to purchase or sell a security, and a purchase or sale of any security convertible into or exchangeable for a covered security.

     E.   "Exempt Security" means:

          1.   direct obligations of the Government of the United States;

          2. bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements;

          3.   shares of registered open-end investment companies; and

          4.   units of common trust funds;

          5.   Firstar Corporation Stock.

     F. "Exempt Transactions" means that the restrictions of Sections IV and V shall not apply to:

          1. Securities acquired through stock dividends, automatic dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

          2. Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     G. "Material Inside Information" means confidential information of such a nature that there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities.

III. Standards of Conduct

     A. Conflicts of Interest. In any matter involving both the personal accounts of an employee and securities held or to be acquired by a FIRMCO client account managed by such employee, the employee shall resolve any known or reasonably anticipated conflict of interest in favor of the FIRMCO managed account. All investments and investment practices involving a possible conflict of interest shall be avoided to the extent practicable in order to prevent any impairment of an employee's ability to be disinterested in connection with his or her services for the FIRMCO managed accounts and to avoid the possible use for a personal account of investment recommendations and other information generated on behalf of FIRMCO managed accounts. Strict adherence to the provisions of this Code of Ethics should assist the employee in avoiding such conflicts of interest.

     B. Disclosure of Material Positions or Recent Trading. At no time may any employee recommend or authorize the holding, purchase or sale of any security by any FIRMCO managed account without first disclosing the existence of any material (in relationship to personal financial circumstances) position (long or short) in such security held by, or recent trading in such security by, any personal account of such employee. This disclosure should be made to the Compliance Officer.

     C. Reports and Other Information. Reports and all other information relating to a particular security or to an industry prepared or acquired for use by FIRMCO or any FIRMCO managed account are the property of FIRMCO and shall not go outside the office without permission of the President or an officer designated by her/him, and shall not be used for personal accounts of an employee under any circumstances.

IV.  Personal Trading Restrictions

     A. Blackout Periods. No employee may purchase or sell shares of any security in which he or she has or thereby acquires a direct or indirect beneficial ownership interest if:

          1. FIRMCO's trading desk has a pending buy or sell order in that same security;

          2. FIRMCO's trading desk has executed a buy or sell order in that security during that day;

          3. The security has been purchased or sold in a FIRMCO account managed by the employee within the last seven business days;

          4. The security will be purchased or sold in a FIRMCO account managed by the employee within the next seven business days; or

          5. The employee, in connection with his/her job responsibilities, has recommended an investment rating change in that security within the last seven business days or is considering an investment rating change within the next seven business days.

     B.   Blackout Exemptions. Blackout periods do not apply to:

          1.   Exempt securities;

          2.   Exempt transactions; and

          3.   S&P 500 Securities as discussed in Section V.(D).

     C. Initial Public Offerings ("IPOs"). No employee may acquire any securities in an initial public offering.

     D. Private Placements. No employee may acquire any securities in a private placement from a publicly traded company. No employee may acquire any securities in a private placement from a non-publicly traded company without prior approval from the President after consultation with the Compliance Officer. In a request for approval, the employee should document that there is no conflict with any FIRMCO client account or the investment strategy of the firm. In determining whether approval should be granted, the following should be considered and documented:

          1. Whether the investment opportunity should be reserved for FIRMCO and its managed accounts; and

          2. Whether the opportunity is being offered to an individual by virtue of his/her position with FIRMCO.

          In the event approval is granted, the employee must disclose the investment when he/she plays a material role in FIRMCO's subsequent consideration of an investment in the issuer. In such circumstances, FIRMCO's decision to purchase securities of the issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

     E. Short-Term Trading Profits. In general, FIRMCO advocates long-term investing. No employee may profit from the purchase and sale, or sale and repurchase, of the same or equivalent securities within 60 calendar days if, at any time during those 60 days, the securities were included on any FIRMCO model portfolio or purchase list. All other short-term profits realized require the approval of the Compliance Officer before the transaction that triggers the short-term gain is executed. Any profits realized in violation of this policy should be disgorged, as discussed in Section XII.(B).

     F.   Short Sales. No employee may short sell any security.

V.   Pre-clearance for Personal Security Transactions

     A. General Pre-clearance Provisions. All employees must obtain advance written clearance using the form provided in Exhibit C from the President, Vice President of Operations or Compliance Officer for every purchase, sale or gift of any security in which he or she has or thereby acquires a direct or indirect beneficial ownership interest in a personal account. Exhibit C may be obtained on the Lotus Notes Policy Database.

     B.   Pre-clearance exemptions. Advance clearance is not required for:

          1.   Exempt securities;

          2.   Exempt transactions;

          3.   Stock  in  closely  held  corporations,   service   corporations,
               professional corporations, units in a LLC, partnership interests, or similar family businesses;

          4.   Securities   purchased   through  a   matching   program   of  an
               employer-sponsored retirement plan by any member of the person's immediate family sharing the same household;

          5.   Stock in highly leveraged institutions ("hedge funds");

          6. Securities whose performance are directly tied to an index (for example, SPDRS); and

          7. Gifts received and employer sponsored stock purchase programs described below (Sections V(F)(3) and (4)).

     C. Factors Considered. Generally the following factors will be considered in determining whether or not to clear a proposed transaction:

          1. Whether the amount or nature of the transaction is likely to affect the price or market for the security;

          2. Whether the individual proposing the purchase or sale is likely to benefit from purchases or sales being made or being considered by FIRMCO for any of its clients;

          3.   Whether the transaction is likely to harm any FIRMCO client.

     D. S&P 500 Securities. Advance clearance will generally be provided for purchases or sales of securities issued by any company included in the Standard and Poor's 500 Stock Index and in an amount of 500 or fewer shares each day (considered to be a de minimis trade) as long as (1) the nature of the transaction is unlikely to affect the price or market for the security; (2) the individual proposing the purchase or sale is unlikely to benefit from purchases or sales being made or considered by FIRMCO for any of its clients; and (3) the transaction is unlikely to harm any FIRMCO client.

     E. Approval Window. Once approved, a trade authorization is effective for the remainder of the trading day. Failing to execute the transaction will void the pre-clearance approval, and a new request for pre-clearance must be submitted. Gifts of shares of personal securities are provided three business days to direct the gift.

     F.   Other Pre-clearance Considerations.

          1. Denied Authorization. Advance clearance of a personal transaction may be refused without specifying any reason for the refusal.

          2. Gifted Securities. It is generally understood that the physical transfer of gifted shares may occur several days after the employee directs the broker to transfer the shares, for reasons beyond the employee's control. Therefore, the employee must direct his/her broker to transfer the shares within the three-day trading window provided by the clearance. The employee should then monitor the physical transfer of the security to ensure that it occurs in a timely manner, and the employee shall notify the Compliance Officer of the specific date of transfer if the actual physical transfer occurs outside of the approved trading window.

          3. Gifts Received. Gifts received in a personal account do not require advance clearance. However, the employee should disclose the receipt of such gift to the Compliance Officer in connection with the quarterly reporting requirements, as discussed in
               Section VI.

          4. Employer Sponsored Stock Purchase Programs. Members of an employee's immediate family sharing the same household may participate in employer sponsored individual security purchase programs, either through an employer sponsored retirement account or through a taxable program. Such transactions do not require pre-clearance. However, the employee is required to notify the Compliance Officer prior to initial enrollment in such a program and to report purchases in the individual security in connection with the quarterly reporting requirements, as discussed in
               Section VI. In reporting information related to participation in such programs, the employee may hide any information on the account statement that does not relate to the individual security.

VI.  Reporting Requirements

     A. Quarterly Transaction Reports. Within ten calendar days after the end of each calendar quarter, each employee shall make a written report to the Compliance Officer of all transactions (including those which received advance clearance) occurring in the quarter by which they acquired or disposed of a beneficial ownership interest in any security. Employees are not required to report transactions for exempt securities. The report must contain the following information with respect to each reportable transaction:

          1. Date and nature of transaction (i.e. purchase, sale, gift or other acquisition or disposition);

          2. Title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of the security involved;

          3.   Price at which it was effected;

          4. Name of the broker, dealer or bank with or through whom the transaction was effected; and

          5.   Date of the report.

          The report also must contain the following information with respect to any account established by the employee in which any non-exempt securities were held during the quarter for the direct or indirect benefit of the employee:

          1. Name of the broker, dealer or bank with whom the employee established the account;

          2.   Date the account was established; and

          3.   Date of the report.

          The report must be filed by all employees even if no reportable transactions were made during the quarter. The report may be on the form attached hereto as Exhibit A and may consist of broker statements that provide at least the same information.

     B. Annual Holdings Reports. Within 30 calendar days after the end of each calendar year, each employee shall make a written report to the Compliance Officer of all security holdings in which he or she has a direct or indirect beneficial ownership interest. Employees are not required to report holdings of exempt securities. The report must contain the following information:

          1. Title, number of shares and principal amount of each covered security in which the employee had any direct or indirect beneficial ownership interest;

          2. Name of any broker, dealer or bank with whom the employee maintains an account in which any securities are held for the direct or indirect benefit of the employee; and

          3.   Date of the report.

          The report may be on the form attached hereto as Exhibit B.

     C. Initial Holdings Reports. Within ten calendar days after commencement of employment with FIRMCO, each new employee shall make a written report to the Compliance Officer of all security holdings in which he or she has a direct or indirect beneficial ownership interest. New employees are not required to report holdings of exempt securities. The report must contain the following information:

          1. Title, number of shares and principal amount of each covered security in which the new employee had any direct or indirect beneficial ownership interest when the person became an employee;

          2. Name of any broker, dealer or bank with whom the new employee maintained an account in which any securities were held for the direct or indirect benefit of the new employee as of the date the person became an employee; and

          3.   Date of the report.

          The report may be on the form attached hereto as Exhibit B (New Employee Version).

     D. Brokerage Accounts. All employees are required to direct their broker/dealer(s) to supply the Compliance Officer with duplicate copies of all trade confirmations and periodic statements for every account in which he or she has a direct or indirect beneficial ownership interest and in which non-exempt securities are held.

     E. Certification of Compliance. Each employee is required to reconfirm adherence to this Code of Ethics on an annual basis within thirty days following year-end (refer to Exhibit B).


VII. Material Inside Information

     A. Insider Trading. No employee may purchase or sell shares of any security, either personally or on behalf of others (including private accounts managed by the employee), while in possession of material, nonpublic information about the security, or communicate material, nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading."

     B. Identifying Material Inside Information. If you are unsure whether you are in possession of material inside information, ask yourself the following questions:

          1.   Is the information material?

          2. Is this information an investor would consider important in making his or her investment decisions?

          3. Is this information that could reasonably affect the market price of the securities if generally disclosed?

          4.   Is the information non-public?

          5.   To whom has this information been provided?

          6.   Has  the  information   effectively  been   communicated  to  the
               marketplace? (For example, published in Reuters, The Wall Street Journal or other publications of general circulation?)

     C. Procedures. If upon consideration of the above you believe the information may be material and non-public, you should promptly report it to the President, Vice President of Operations or Compliance Officer. Upon determination by one or all of them that the information is material inside information, the following actions, as deemed necessary, will promptly be taken:

          1. Halt all trading in the security or securities of the pertinent issuer and all recommendations thereof;

          2. Ascertain the validity and nonpublic nature of the information with the issuer of the securities;

          3. Request the issuer or other appropriate parties to disseminate the information promptly to the public if the information is valid and nonpublic;

          4. In the event the information is not publicly disseminated and is of a significant nature, notify legal counsel and request advice as to what further steps should be taken before transactions or recommendations in the securities are resumed.

          D. Restricted List. The security will be added to the firm's Restricted List, a listing of those securities about which FIRMCO has material, nonpublic information. FIRMCO employees are restricted from trading or recommending any security included on the Restricted List. The list is maintained by the Compliance Officer and access to the list is restricted to those individuals required to review the list, at the discretion of the Compliance Officer. Those individuals may include, but are not limited to the President, Vice President of Operations, Director of Equity Research and Equity Traders.

VIII. Service on Public Company Boards

FIRMCO employees must obtain the prior approval of the President to serve as a director on the board of a publicly traded company. A determination by the President that the board service would be consistent with the interests of the firm and its clients should be noted in the approval. In any instance in which board service is authorized, employees serving as directors must not participate in making investment decisions regarding the purchase or sale of that company's securities in FIRMCO managed accounts. In addition, the employee should make appropriate disclosures on their conflict acknowledgment forms annually thereafter.

IX.  Gifts

All employees are prohibited from receiving moneys in any form (other than their FIRMCO compensation package) or receiving gifts, gratuities, hospitalities or other things of more than $100 in face or retail value annually from any person or entity that does business with or on behalf of FIRMCO or any of its clients. Such prohibition shall not apply to seasonal gifts made generally available to all employees at FIRMCO's offices or to meals and/or entertainment provided in the ordinary course of business and consistent in cost with FIRMCO's standards for employee expenditures.

X.   External Communication

Employees should not communicate information about Firstar Corporation to outside entities. All questions or comments regarding Firstar should be directed to the Chief Financial Officer of Firstar Corporation. All Firstar specific press inquiries should be directed to Firstar's Head of Public Relations. All FIRMCO specific press inquiries should be directed to FIRMCO's President or an officer designated by her/him.

XI.  Confidentiality of Client Transactions

All information concerning securities being considered for purchase or sale by FIRMCO for any of its clients shall be kept confidential by all employees. It shall be the responsibility of the Compliance Officer to report any inadequacy found to FIRMCO's Board of Managers.

XII. Sanctions for Violation of the Code

     A. Personal Trading Violations. Upon discovering a violation of the Code, FIRMCO's President and/or Board of Managers may impose such sanctions as deemed appropriate, including a verbal or written warning, letter of censure, suspension or termination of employment of the violator.

     B. Disgorgement. If a security is purchased in violation of FIRMCO's Code, the Compliance Officer may, upon review of the facts and circumstances surrounding the violation, require the employee to "break the trade" or reverse the transaction immediately, regardless of whether a profit or loss occurs from the transaction. The employee must disgorge any profits and assume any losses, even if the transaction was done innocently and discovered afterward.

     Any moneys accrued in the event of a personal trading violation shall not benefit the employee or FIRMCO. Employees are required to remit the disgorged profits to FIRMCO within five days of the reversing transaction (calculating their personal capital gain resulting from the reversal, and retaining the amount to pay the tax due on the gain.). A net payment in the form of a cashier's check made payable to a charity of the employee's choice should be given to FIRMCO for mailing. However, should FIRMCO managed accounts incur a loss as a result of the personal trade, then full disgorgement regardless of taxes due must be made to the accounts.

C. Insider Trading Violations. Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose violators to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall, and issue an order permanently barring the person or persons from the securities industry. Finally, the violator may be sued by investors seeking to recover damages for insider trading violations. In addition to the foregoing, any violation of FIRMCO's policies with respect to insider trading can be expected to result in serious sanctions by FIRMCO as set forth in Section A above, including dismissal of the person or persons involved.

XIII. Approved Exceptions to the Code

     Exceptions to the Code may be extended in rare circumstances with the approval of one of the following: Compliance Officer, Vice President of
     Operations, or the President. Exceptions will only be granted in circumstances where strict adherence to the Code results in unfavorable treatment to any FIRMCO client or inequitable or unfair treatment to an employee with no harm to a FIRMCO client. In no circumstances shall an exception be granted which is likely to harm any FIRMCO client. All approved exceptions will be reported to the Board of Managers in a timely manner.

XIV. Required Board Reporting

     All violations of the Code of Ethics shall be reported to the Board of Managers in a timely manner with a summary of corrective action taken. If no corrective action is deemed necessary, the report shall state the reason for no such action. The Compliance Officer shall report any other transaction deemed necessary for Board review.

XV.  Required Records

     The Compliance Officer shall maintain and review the required records to evidence compliance with this Code.




Approved by FIRMCO's Board of Directors, June 1994
Amended by FIRMCO's Board of Managers, February 2000





                                                                       Exhibit A

                          FIRSTAR INVESTMENT RESEARCH &
                             MANAGEMENT COMPANY, LLC
                           SECURITY TRANSACTION REPORT
                              FOR THE QUARTER ENDED

The following lists all transactions in securities in which I had any direct or indirect beneficial ownership interest during the last calendar quarter. (If no transactions took place, write "none reportable.") Copies of quarterly brokerage statements are acceptable forms of reporting. Please write "see attached" and attach a copy of brokerage statement(s) which accurately reports securities transactions. I have excluded all transactions in Exempt Securities as defined within the FIRMCO Code of Ethics. This report has been signed, dated and returned to the Compliance Officer no later than 10 days after the calendar quarter end.

---------------- ------------------ ---------------------- -------------- -------------- ------------------------
                    Purchase,         Title of Security       Principal                       Broker, Dealer or
      Date         Sale, Other        and Number of Shares    Amount        Price                    Bank
---------------- ------------------ ---------------------- -------------- -------------- ------------------------
---------------- ------------------ ---------------------- -------------- -------------- ------------------------

---------------- ------------------ ---------------------- -------------- -------------- ------------------------
---------------- ------------------ ---------------------- -------------- -------------- ------------------------

---------------- ------------------ ---------------------- -------------- -------------- ------------------------
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---------------- ------------------ ---------------------- -------------- -------------- ------------------------
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---------------- ------------------ ---------------------- -------------- -------------- ------------------------
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---------------- ------------------ ---------------------- -------------- -------------- ------------------------

     Of the transactions identified above, if any, I have listed below the transactions in securities that I have purchased/sold or considered purchasing/selling in a FIRMCO managed account. If no such transactions took place, write "none reportable."

---------------- ------------------ ---------------------- -------------- -------------- ------------------------
                    Purchase,         Title of Security       Principal                       Broker, Dealer or
      Date         Sale, Other        and Number of Shares    Amount        Price                    Bank
---------------- ------------------ ---------------------- -------------- -------------- ------------------------
---------------- ------------------ ---------------------- -------------- -------------- ------------------------

---------------- ------------------ ---------------------- -------------- -------------- ------------------------
---------------- ------------------ ---------------------- -------------- -------------- ------------------------

---------------- ------------------ ---------------------- -------------- -------------- ------------------------
---------------- ------------------ ---------------------- -------------- -------------- ------------------------

---------------- ------------------ ---------------------- -------------- -------------- ------------------------


All employees are required to direct their broker/dealer(s) to supply the Compliance Officer with duplicate copies of all trade confirmations and periodic statements for every account in which he or she has a direct or indirect beneficial ownership interest and in which non-exempt securities are held. I have identified below any account opened during the last calendar quarter which requires reporting under the Code.

Name of Broker, Dealer or Bank           Account Number        Date Established







                                        Signature_________________________

                                        Name______________________________

                                        Date______________________________



                                                                       Exhibit B




                          FIRSTAR INVESTMENT RESEARCH &
                             MANAGEMENT COMPANY, LLC

                                ANNUAL REPORTING
                            FOR THE YEAR ENDED ______


Section 1: Confirmation of Compliance

I have received a copy of the FIRMCO Code of Ethics as amended by the Board of Managers in February 2000. I agree to comply with my responsibilities as described within such Code.


Section 2: Report of Security Holdings

The following lists all security holdings in which I have a direct or indirect beneficial ownership interest as of the date indicated below. Copies of year-end brokerage statements are acceptable forms of reporting.

I have excluded any holdings of Firstar Corporation stock, open-end mutual funds, common trust funds, U.S. Treasury obligations, and other securities defined as exempt within the Code of Ethics. (If I hold no reportable holdings I have written "none reportable".)

                                    Number          Principal    Broker, Dealer
Title of Security                  of Shares         Amount        or Bank








Section 3: Brokerage Statements and Confirmations

FIRMCO's Code of Ethics requires all employees to direct their broker/dealer or bank to supply the Compliance Officer with duplicate copies of all trade confirmations and periodic statements for every account in which he or she has or had a direct or indirect beneficial ownership interest.

FIRMCO  currently   receives  duplicate   statements  and  corresponding   trade
confirmations for the following accounts:




In compliance with FIRMCO's Code of Ethics, the above listing of accounts is accurate with the exceptions, if any, listed below. Accounts that solely hold exempt securities as defined within the Code of Ethics may be excluded.



This report has been signed, dated and returned to the Compliance Officer no later than 30 days after the calendar year end.



                                   Signature_________________________

                                   Name______________________________

                                   Date______________________________




                          FIRSTAR INVESTMENT RESEARCH &
                             MANAGEMENT COMPANY, LLC

                                ANNUAL REPORTING
                             (NEW EMPLOYEE VERSION)


Section 1: Confirmation of Compliance

I have received a copy of the FIRMCO Code of Ethics as amended by the Board of Managers in February 2000. I agree to comply with my responsibilities as described within such Code.


Section 2: Report of Security Holdings

The following lists all security holdings in which I have a direct or indirect beneficial ownership interest as of the date indicated below. Copies of brokerage statements are acceptable forms of reporting.

I have excluded any holdings of Firstar Corporation stock, open-end mutual funds, common trust funds, U.S. Treasury obligations, and other securities defined as exempt within the Code of Ethics. (If I hold no reportable holdings I have written "none reportable".)

                                         Number        Principal  Broker, Dealer
    Title of Security                  of Shares         Amount        or Bank










Section 3: Brokerage Statements and Confirmations

FIRMCO's Code of Ethics requires all employees to direct their broker/dealer or bank to supply the Compliance Officer with duplicate copies of all trade confirmations and periodic statements for every account in which he or she has or had a direct or indirect beneficial ownership interest.

The following lists the accounts for which I have directed my broker/dealer(s) to provide FIRMCO with duplicate statements and corresponding trade confirmations. Accounts which solely hold exempt securities as defined within the Code of Ethics may be excluded.






This report has been signed, dated and returned to the Compliance Officer no later than 10 days after my start date with FIRMCO.




                                   Signature_________________________

                                   Name______________________________

                                   Date______________________________


                                                                       Exhibit C

              Firstar Investment Research & Management Company, LLC
               Personal Securities Transaction Pre-Clearance Form

Employee Name:

------------------- ---------------------------------------- --------------- ------------------ ----------------------
 Purchase/                                                                      Approximate         Broker/Dealer
Sale/Other                    Security                           Quantity       Price               Bank
------------------- ---------------------------------------- --------------- ------------------ ----------------------
------------------- ---------------------------------------- --------------- ------------------ ----------------------

------------------- ---------------------------------------- --------------- ------------------ ----------------------
------------------- ---------------------------------------- --------------- ------------------ ----------------------

------------------- ---------------------------------------- --------------- ------------------ ----------------------
------------------- ---------------------------------------- --------------- ------------------ ----------------------

------------------- ---------------------------------------- --------------- ------------------ ----------------------
------------------- ---------------------------------------- --------------- ------------------ ----------------------

------------------- ---------------------------------------- --------------- ------------------ ----------------------
------------------- ---------------------------------------- --------------- ------------------ ----------------------

------------------- ---------------------------------------- --------------- ------------------ ----------------------
------------------- ---------------------------------------- --------------- ------------------ ----------------------

------------------- ---------------------------------------- --------------- ------------------ ----------------------

o        Being traded by:  (  ) Self   (  ) Spouse   (  ) Child  (  ) Other -  Please describe
o        I have research responsibility over this security:   (  ) Yes (  ) No  (  ) N/A
o        This transaction triggers a short-term profit, as defined within the Code:   (  ) Yes   (  ) No
o        Security has been purchased by me in FIRMCO managed accounts within the last 6 months:
     (  ) Yes (  ) No (  ) N/A

To the best of my  knowledge,  this  proposed  transaction  does not violate the  provisions  of the FIRMCO Code of
Ethics.

                                                                                Time and Date
Employee Signature:                                                             Requested:

-------------------------------------------------------------------------------------------------------------------
                                              FOR COMPLIANCE USE ONLY
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
S&P 500 security:  (  ) Yes         (  ) No          Security held in lead accounts:    (  ) Yes (  ) No
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Security traded in managed accounts of the employee within last 7 business days:  (  ) Yes       (  )  No
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

Comments:

-------------------------------------------------------------------------------------------------------------------
Contact in Trading:
-------------------------------------------------------------------------------------------------------------------

Contact in Portfolio Management/Research, if necessary:

-------------------------------------------------------------------------------------------------------------------
Pending Trades:  (  ) Yes  (  ) No          Trades executed within the day:  (  ) Yes   (  ) No


-------------------------------------------------------------------------------------------------------------------
Compliance Completed/Checked By:

-------------------------------------------------------------------------------------------------------------------
                                        NOTIFICATION OF APPROVAL OR DENIAL
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Date:                                                         Time Responded:
-------------------------------------------------------------------------------------------------------------------

Approved:                Denied:            Approved Trading Window:

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Comments:


-------------------------------------------------------------------------------------------------------------------
Authorized/Denied By: